UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2022

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure.
On October 11, 2022, Pennsylvania-American Water Company (“Pennsylvania-American Water”), a subsidiary of American Water Works Company, Inc. (the “Company”), issued a press release announcing that it has entered into an Asset Purchase Agreement, dated as of October 11, 2022 (the “Asset Purchase Agreement”), with the Butler Area Sewer Authority (the “Seller”), with respect to the purchase of the Seller’s public wastewater collection and treatment system assets (the “System Assets”). Additional information regarding the Asset Purchase Agreement and the transactions contemplated thereby is included in response to Item 8.01 to this Current Report on Form 8-K. A copy of the press release has been included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in response to this Item 7.01.
The information furnished in response to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 8.01.    Other Events.
Agreement to Acquire Wastewater System Assets of the Butler Area Sewer Authority
Effective October 11, 2022, Pennsylvania-American Water entered into the Asset Purchase Agreement with the Seller, whereby Pennsylvania-American Water is to acquire substantially all of the System Assets (the “System Purchase”) for a total purchase price of $231.5 million in cash, subject to adjustment as provided for in the Asset Purchase Agreement (the “Purchase Price”). The System Assets provide wastewater service for approximately 14,700 customer connections in the City of Butler, the Borough of East Butler, Butler and Center Townships, and portions of Connoquenessing Borough and Oakland, Penn and Summit Townships. The Asset Purchase Agreement was executed under Pennsylvania’s Act 12 of 2016, which permits a municipality to voluntarily sell the assets of its water or wastewater system for the assets’ fair market value, as determined in accordance therewith.
Pennsylvania-American Water is seeking to close the System Purchase by the end of 2023, subject to obtaining the required prior approval of the Pennsylvania Public Utility Commission (the “PaPUC”). If the closing of the System Purchase does not occur one year after the date that an application with the PaPUC to approve the System Purchase is filed and accepted as complete by the PaPUC, and the statutory six-month period for PaPUC final action has been initiated, either the Seller or Pennsylvania-American Water may terminate the Asset Purchase Agreement so long as the terminating party is not in breach of its obligations thereunder. In addition, Pennsylvania-American Water has a right to extend the termination date once by up to 90 days to obtain a governmental approval required by the Asset Purchase Agreement.
Petition for Settlement in Pennsylvania-American Water Company General Rate Case
As previously disclosed, on April 29, 2022, Pennsylvania-American Water filed a general rate case with the PaPUC requesting $173 million in additional annualized water and wastewater revenues. On October 11, 2022, Pennsylvania-American Water, the PaPUC’s Bureau of Investigation and Enforcement, the Pennsylvania Office of Consumer Advocate, and certain other parties to the general rate case, jointly filed a petition for settlement with the PaPUC providing for a total annualized revenue increase of $138 million. The annualized revenue increase is driven primarily by the $1.1 billion of incremental capital investments that will be completed through December 31, 2023 since the last general rate case. In addition, the petition for settlement incorporates updated estimates of pension and other post-employment benefits (“OPEB”) expense, as well as increases in production costs, including chemicals, fuel and power costs. Furthermore, the petition for settlement includes recovery of the COVID-19 deferral balance. An Administrative Law Judge will review the petition for settlement and render a recommended decision to the PaPUC on whether it should approve the settlement. After its review of the matter, the PaPUC will issue a final order, which Pennsylvania-American Water currently expects to occur by January 2023, with new rates to be effective as of January 28, 2023.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements included in this Current Report on Form 8-K (or the exhibits thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could,” or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on the Company’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this Current Report on Form 8-K as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission (the “SEC”) on February 16, 2022, and other filings with the SEC, and additional risks and uncertainties, including with respect to (1) obtaining the regulatory and other approvals and consents required to complete the System Purchase, including without limitation the prior approval of the PaPUC; (2) the result of the fair market value appraisal of the System Assets required by Act 12; (3) satisfying other conditions to the closing of the System Purchase; (4) the timing of, and the terms and conditions that may be included in, the Administrative Law Judge’s recommended decision, which may differ from the terms set forth in the petition for settlement (including, without limitation, as to the amount of any recommended total annualized revenue increase); (5) the terms of the general rate case as reflected in the PaPUC’s final order (including, without limitation, with respect to any total annualized revenue increase approved by the PaPUC), and the timing of such ruling; (6) the amount and timing of incremental future capital expenditures and investments to be made by Pennsylvania-American Water; (7) the occurrence of benefits to Pennsylvania-American Water and synergies expected or predicted to occur as a result of the completion of the System Purchase, and the occurrence of benefits to Pennsylvania-American Water arising from the PaPUC’s final rate case order; (8) unexpected costs, liabilities or delays associated with the System Purchase, the integration of the System Assets or the resolution of Pennsylvania-American Water’s general rate case; (9) regulatory, legislative, local or municipal actions affecting the water and wastewater industries, which could adversely affect Pennsylvania-American Water; and (10) other economic, business and other factors.
These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in the Company’s annual and quarterly reports as filed with the SEC, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company does not have any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. New factors emerge from time to time, and it is not possible for us to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s or Pennsylvania-American Water’s business, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

The following exhibits to this Current Report have been provided herewith as noted below:

Exhibit No.	Description
99.1*	Press Release, dated October 11, 2022, issued by Pennsylvania-American Water, with respect to the System Purchase.
104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL).
* Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	October 11, 2022	By:	/s/ JOHN C. GRIFFITH
John C. Griffith
Executive Vice President and Chief Financial Officer
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